Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

/s/ Francis R. Murphy III
Francis R. Murphy III
Treasurer and Chief Financial Officer

Date:   March 2, 2009